Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chindex International, Inc.
Bethesda, Maryland

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-123975) of Chindex International, Inc. of our report dated June 10, 2005, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

Bethesda, Maryland
June 27, 2005

/s/ BDO Seidman, LLP